COMMERCIAL OFFER FOR NEGOTIATION OF ASSETS AND LIABILITIES

Medellin, November 24th, 2009

Dr. JUAN DAVID PEREZ SCHILE
President
Minatura Colombia S.A.S

CLAUDIA MARCELA HERRERA G., of legal age, with residence in Medellín and with Colombian Citizenship Card Number 52,418,982 issued in Bogotá, who, for this offer, acting in her position as Manager of PROYECTO COCO HONDO S.A.S., a society legally formed through Act Number 03 of the Board Members, registered in the Medellín Chamber of Commerce on August 14, 2009, in Book 90, under Number 11183, and with NIT (Colombian Tributary Identification Number) 900.253.271 – 1, THE SELLER, presents to MINATURA COLOMBIA S.A.S., THE PURCHASER, the following commercial offer for consideration to sell assets and liabilities, subject to the following conditions:

1.
For purposes of this offer, the values of assets and liabilities as of October 9, 2009 on THE SELLER’s books which are maintained in accordance with applicable business and tax regulations shall be used.

2.	All values expressed in this offer are in Colombian legal currency (pesos).

3.	Where the conditions offered may be interpreted differently between Spanish and English, the literal and legal sense in Spanish will take precedence.

OFFER

I - SCOPE. Pursuant to Section II hereof, THE SELLER shall issue an exchange bill of sale which will have attached the offer and the purchase order through which will cause the actual transfer of title and effective sale to THE PURCHASER the ownership rights and possession it has and exercises over the property and real estate described below and which comprise some of the assets of Proyecto Coco Hondo SAS, and concurrently the assumption of liabilities by THE PURCHASER also specified herein and with the intention to transfer upon satisfaction of all conditions set forth in this offer.

1.	ASSETS:
(Values expressed in Colombian pesos)
a)	The following miscellaneous receivables:

Deposits	57,731,753
Employee Advances	17,208,929

b)	The following tax receivable amount is being transferred:

Sales tax	450,000,000

c)
A plot of land or farm, called Las Acacias, located in the Jobo area, in the jurisdiction of the Municipality of Zaragoza, in the Department of Antioquia, determined by the following borders:  The beginning point is Delta 59 located on the southwest which concurs with the boundaries of the Nechí River, and Aureliano Pineda and the owners.  It is bordered as follows:  On the southwest with Aureliano Pineda from Delta 49 to 42 for 315.71 meters; on the south with Manuel Vitoria from Delta 42 to 26 for 831.79 meters; on the southwest with Luis Arturo Cardona, from Delta 26 to 19 for 1.201.88 meters; on the west with Compañía Mineros de Antioquia from Delta 19 to 15 for 959.87 meters; on the north with Rodrigo Antonio Mira B. and Francisco J. Zuleta B., from Delta 15 to 1 for 1.380.93 meters; on the east with the Nechí River from Delta 1 to 49 for 1,074 meters, thus closing the plot of land upon which is build a wood and Eternit house.

The total area is 198 Hectares and is identified with Real Estate Registration No. 027 – 0000441, whose present borders are:

Considering the beginning point as being the site where the boundaries between Luis Jaramillo, Carmelo Salazar, the Las Acacias Farm borders thus:  On the north with Carmelo Salazar for 164.44 meters in a west – east direction; with the same and with the property of Juan Norberto Arias Parra to the bank of the Cocho Hondo stream for a distance of 615.56 meters; following the same direction and crossing the Coco Hondo stream, which presently measures 55.00 meters wide, bordering with the forest – ranger families of Puerto Jobo for 477 meters to the left bank of the Nechí River; on the left side the farm borders with the Nechí River for 1,960.00 meters on the east.  On the south it borders with Luis Álvares for 300.00 meters from the short of the Nechí River to the right bank of the Coco Hondo stream, with an east – west direction; crossing the Coco Hondo stream in a north – east direction, it borders with Teresa Rojas Viuda de Pineda for 950.00 meters; and on the south and in a south – north direction, it borders with Teresa Rojas for 580.000 meters.  Following the north – west direction, it borders with Teresa Rojas on the south for 200.00 meters; with the same direction west and for a distance of 300.00 meters, it also borders on the south with Ángel Herrera ---------- on the west, in a south – north direction, it borders with Luis Jaramillo for 780.000 meters until the beginning point, thus closing the plot of land.

The sale price of this real estate is the sum of TWO HUNDRED SEVENTY MILLION, ONE HUNDRED EIGHTY – EIGHT THOUSAND, SIX HUNDRED FIFTY – SIX PESOS (COL$ 270,188,656.00) legal tender.

a)
b)
c)
d)
A plot of land or farm  called “La Gloria” with an extension of 49 hectares and 5.500 square meters  with the corresponding annexed and land improvements located and Quebarada Cienaga spot, in the jurisdiction of the Municipality of Nechi  and determined by the following borders: On the northeast  with Raquel Benavidez widow of Arrieta,  from point 1 to 8 of 1.025 meters; on the north with Vicente Baldovino, form point 8 to 12  of 449 meters; on the southeast with Irene Velasquez from point 12 to 22  of 1.315 meters; on the southwest  with Juan B. Benavidez  from point 22 to 1 of 4.16 meters, thus closing the plot of land.  Real estate registration No. 015-55334.  Property Tax Registration No. 201003000400000000.

The Sale Price of this real estate is the sum of THIRTY EIGH MILLION, THREE HUNDRED SEVENTY EIGHT THOUSAND PESOS (COL$38.378.000) Legal Tender.

e)	The following machinery and equipment are transferred at the price and in their current condition:

ITEM	COP
Machinery and Equipment San Pablo - Plant	$ 1,342,148,000
Machinery and Equipment San Pablo - Workshop	$ 1,141,479,000
Machinery and Equipment San Pablo - Mine	$ 375,359,000
Machinery and Equipment San Pablo - Store	$ 57,910,000
Generator Multiquip	$ 36,158,180
Machinery and Equipment San Pablo - Lab	$ 32,883,000
Diesel Motor Mwm	$ 26,800,000
Diesel Motor Mwm	$ 24,500,000
Tubing	$ 21,071,471
Wifley Table	$ 18,000,000
AL 70 Sampler x 2	$ 16,230,413
Generator 20Kw Olympian	$ 9,195,165
Ingersoll Rand Lights	$ 7,151,795
Elevator	$ 6,741,920
Generator Set Fermont 100	$ 6,130,110
Complete Elevator	$ 5,000,000
Hydraulic Press	$ 4,881,895
Meter, Tachometer	$ 3,671,400
Material carriage	$ 3,666,862
Injection Pump	$ 3,236,400
Rigid Tarraja Set	$ 3,050,800
Ammunition Ball	$ 2,452,044
Pump driver	$ 1,666,340
Short Tube Equipment	$ 1,539,436
Radiate Motor	$ 1,400,001
Fumigation Sr.	$ 1,293,103
Ursus No. 8 Press	$ 568,400
Extractor	$ 167,040

f)	The following office equipment is transferred in its current condition:

ITEM	COP
Working stations and meeting table	$ 10,263,819
Furniture	$ 4,781,984
Dinning table Luis Xv	$ 3,780,000
Isosceles Chairs	$ 3,229,440
Fan, Model BCS 150	$ 2,974,240
Executive chair	$ 2,546,600
Tv, Freezer and fan	$ 2,265,090
Metallic filing cabinet	$ 2,058,420
Video Beam Epson	$ 1,450,000
Wall Library and counter	$ 1,440,720
Beds	$ 1,397,250
Inflation adjustments	$ 1,153,981
Couch, table and chairs	$ 1,138,000
Bed, mattress, nightstand	$ 1,090,250
Purchase of chairs, dining table and garden	$ 1,080,000
Refrigerator	$ 1,050,000
Washer machine LB LG white	$ 1,029,049
Multifunction Printer	$ 950,400
Appliance Washer Located in El Bagre	$ 890,000
Phones – Mine	$ 814,000
Shelves	$ 777,600
Olympus Camera	$ 754,000
Tv	$ 549,000
Desktop and computer table	$ 540,000
Computer center	$ 479,900
Field equipment 120 Watt Sony Camera Located in EL Bagre	$ 475,600
Couch	$ 440,798
Filing cabinet	$ 349,000
Digital Camera	$ 279,000
Television	$ 275,000
Washer machine	$ 238,050
Washer machine	$ 230,000
Dining table	$ 220,000
Filing Cabinet	$ 208,800
Shelves 195x90x30	$ 190,000
Audio Source Sankey RVC	$ 182,120
Desk	$ 139,900

g)	The following computing and communication equipment is transferred in its current condition:

ITEM	COP
Portable equipment	$ 31,032,000
Server ML 150	$ 8,062,113
Server purchase	$ 7,452,000
Computer HP DC 5700 COR	$ 5,916,000
Telephone Plant Panasonic	$ 3,399,032
Computer Monitor W 1907	$ 3,023,183
Computer equipment	$ 2,980,800
Computer HP DV 9000	$ 2,484,000
Laptop Acer	$ 2,014,200
Laptop HP	$ 1,900,800
Computer Magic bright 17’’	$ 1,869,998
Laptop Victor Castañeda	$ 1,800,000
Laptop Antonio Lopez	$ 1,674,000
Computer equipment Juan Florez	$ 1,566,000
Inflation Adjustments	$ 1,548,959
Connection Licenses	$ 1,484,452
Communication Equipment Senao with two Hansel	$ 1,326,425
Multifunction Printer Samsung	$ 930,000
Samsung Printer SCX	$ 776,110
Cell Phones	$ 622,500
UPS 1000W	$ 574,432
LCD screen	$ 561,600
Printer	$ 550,000
Black Berry	$ 522,000
Purchase of 2 hard disks	$ 518,400
Computer Monitor	$ 430,000
Wireless telephone	$ 345,000
Printer Ref 4280L	$ 265,060
Fixed Plant	$ 250,800
Access point purchase	$ 250,000
External Hard Disk	$ 210,000
UPS 750 WATT	$ 190,000
Multifunction printer printer	$ 179,000
Wireless card PCI	$ 126,911
Wireless Phone	$ 104,500

h)	The following fleet & transport equipment is transferred in their current condition:

ITEM	COP
Pickup truck Plate No. MNV 768	$ 64,990,000
Purchase of motor and canoe	$ 31,670,900
Vehicle Hyundai	$ 14,141,415
Pickup truck UAZ Plate No, ITF 715	$ 7,425,000
Jeep UAZ Plate No. TKB 533	$ 6,930,000
Motorcycle Plate No. WFG 07 A	$ 4,950,000
Motorcycle Plate No. WFB 30 A	$ 4,950,000
Motorcycle Plate No. CAR 10	$ 3,136,207
Motorcycle 125 Plate No. WKE8	$ 2,734,248
Accessories Jeep Fortuner	$ 2,250,000
Motorcycle Plate No. WFD 71 A	$ 2,130,000
Motorcycle Plate No. BKU 63 B	$ 1,717,172
Inflation adjustments	$ 1,007,091

i)	The aqueduct, plants and networks are also transferred in their current condition:

ITEM	COP
Transformer 1000 KVA, Siemens	$ 36,610,350
High Voltage substation	$ 30,000,000
Portable Sanitary Services – Personal Dredge Bathroom	$ 3,750,000
Septic System – Done by Rotoplast S. A.	$ 2,522,522
Inflation adjustments	$ 68,387

j)	The rights of domain and possession that are described below are transferred:

•
A contract for the transfer of possession and sale of improvements, celebrated with Mr. Servio Fortunato Vergara, for the amount of COL$ 61,640,223.  He is obliged to supply for sale and disposal of perpetual ownership the possession he has and exercises on the following rural property, as well as its ancillary improvements, customs and appurtenances, for a total area of 40 Hectares, that is bordered thus:  On the west, beginning at the right bank of the Coco Hondo stream, in a south – north direction, bordering the Las Acacias Farm, following the Coco Hondo stream for 993.36 meters; on the north with land of the forest – ranger family in a west – east direction for 477.00 meters; on the east following the left bank of the Nechí River upstream bordering with the Nechí River for 947.74 meters; on the south from the left bank of the Nechí River in a south – west direction it borders with lands occupied by Francisco Javier Viloria for 573.26 meters until the right bank of the Coco Hondo stream, the beginning point, thus closing this plot of land

•
A contract for the transfer of possession and sale of improvements, celebrated with Mr. Francisco Javier Viloria, for the amount of COL$ 40,835,902.  He is obliged to supply for sale and disposal of perpetual ownership the possession he has and exercises on the following rural property, as well as its ancillary improvements, customs and appurtenances, for a total area of 26 Hectares, that is bordered thus:  On the west beginning on the bank of the Coco Hondo stream in a south – north direction, bordering on the Las Acacias Farm, following the Coco Hondo stream for 669,70 meters; on the north with Servio Fortunato Vergara in a north – east direction for 573.27 meters; on the east following the left bank of the Nechí River upstream bordering on the Nechí River for 981.46 meters; on the south with Luis Álvares [sic] for 300.00 meters to the right bank of the Coco Hondo stream, to the beginning point, thus closing the plot of land.

•
A contract for the transfer of possession and sale of improvements, celebrated with Mr. Luis Manuel Álvarez[sic], for the amount of COL$ 40,066,669.  He is obliged to supply for sale and disposal of perpetual ownership the possession he has and exercises on the following rural property, as well as its ancillary improvements, customs and appurtenances, for a total area of 26 Hectares, which is found within the following borders:  Taking the site where the boundaries of the Las Acacias Farm, Teresa Rojas and Luis Álvarez[sic] as the beginning point, it borders thus:  On the north beginning on the right bank of the Coco Hondo stream in a west – east direction with the Las Acacias Farm for 300.00 meters until the left bank of the Nechí River; on the east following the left bank of the Nechí River upstream, bordering with the Nechí River for 400.00 meters; on the south from the left bank of the Nechí River and in a south – west direction, it borders with the chamos for 400.00 meters to the right bank of the Coco Hondo stream and in a south direction on the south with the chamos for 180.00 meters, then with a west direction along the bank of the stream upstream and also on the south it borders with the chamos for 250.00 meters, with the stream in the middle; on the west and downstream from the Coco Hondo stream, it borders with Teresa Rojas, keeping the stream in the middle for a distance of 850.00 meters to the beginning point, thus closing the plot of land.

•
A contract for the transfer of possession and sale of improvements, celebrated with Mrs. Teresa de Jesús Rojas, for the amount of COL$ 244,504,938.  She is obliged to supply for sale and disposal of perpetual ownership the possession she has and exercises on the following rural property, as well as its ancillary improvements, customs and appurtenances, for a total area of 119 Hectares, which is found within the following borders:  Taking the site where the boundaries of Ángel Herrera, the Las Acacias Farm, and the Coco Hondo Farm as the beginning point, it borders thus:  On the north with the Las Acacias Farm in a south – east direction for 200.00 meters, in a south direction for 580.00 meters, and with a south – east direction for 950.0 meters; on the east with Luis Álvarez[sic] for 850.00 meters, keeping the Coco Hondo stream in the middle; on the south with the Black settlements in an east – west direction for a distance of 700.00 meters, keeping the Chilona Brook in the middle and with the Chilona Brook for 400.00 meters; on the west with Ángel Herrera in a north direction for a distance of 1,900.00 meters to the beginning point, thus closing the plot of land.

TOTAL	COL$ 387,047,735.00

k)	The following mining contracts are to be sold:

ITEM	COP
Title No. 5126	$ 1,088,859,683
Title No. H16 -15311	$ 815,235,000
Title No. ICQ -08064	$ 676,814,027
Title No., 7159 Anori	$ 485,242,903
Title ID9-14551	$ 343,170,500
Title No. 7545 A	$ 329,146,000
Title No. 7299 and acquisition cost	$ 302,935,000
Title No. 7265 Cane	$ 168,142,748
Title No. 6376 and acquisition cost	$ 137,993,000
Title No. 719-17	$ 99,380,000
Title No. 718-17	$ 70,736,000
Ttile No. 7595	$ 63,140,239
Title No. 0189 La Poliantea	$ 55,000,000
Title No. 6134 and acquisition cost	$ 54,634,000
Title No. 739-17	$ 36,443,000
Title No. 7545B	$ 36,272,000
Title No. 05-71	$ 35,676,000
Title No. 7547	$ 24,595,000
Title No. 4783 Angostura	$ 13,241,009
Forms	$ 12,054,079
Title No. 4649 La Zapata	$ 4,284,000
Title No. 6130	$ 2,458,000
Inflation adjustments	$ 288,000

l)
The following deferred charges, related to projects in El Bagre, in the assembly and fitting of Dredge No. 1 installed in the Municipality of Zaragoza,  and San Pablo project located in the Municipality of Remedios:

ITEM	COP
Pre operative expenses for San Pablo	$ 3,567,897,344
Gold Venture LLC – Leasing Contract	$ 1,936,677,600
Leasing Sonic Hammer, Branch Sonic Samp Drill, Model CS	$ 402,126,021
Spare parts, Welding and Hardware	$ 243,694,889
Services	$ 178,014,829
Leasing Charger 950 G	$ 141,707,710
Fuel and Oxygen	$ 135,071,548
Land Transportation	$ 95,290,950
Food and Snacks	$ 53,546,911
Environmental Management	$ 38,333,797
Insurance	$ 31,859,972
Staffing and Security Elements	$ 19,311,030
Airplane Tickets	$ 17,805,809
Oils and Lubricants	$ 11,804,789
Employee Lodgings	$ 11,103,810
Rentals	$ 4,094,400
Travel Expenses	$ 2,866,448
Fitting and Installation	$ 1,351,200
Cleaning and Cafeteria Elements	$ 1,271,632

Notwithstanding the legal descriptions of the real property in subparagraphs c), d)  and j) above, the properties transferred will be the entire parcels described and not be limited to the specific surface areas described.

1.	LIABILITIES:

a)	The following liabilities are to be assumed by THE PURCHASER:

ITEM	COP
Gold Venture 2008 LLC	$ 1,936,677,600
Minerco LTDA(mining right’s cession)	$ 910,000,000
Globeit Holding INC	$ 402,126,021
Minatura Nevada	$ 178,950,000
Minatura Nevada Corporation	$ 141,707,710
Proveedores Mina San Pablo	$ 139,895,932
Teresa Rojas(Land Possession rights)	$ 99,500,064
Departamento de Antioquia	$ 96,091,513
Globeit Holding Inc S.A.	$ 65,039,000
Empresas Publicas de Medellín	$ 53,752,000
Seracis Ltda	$ 43,118,000
Promissory note Bancolombia	$ 34,666,668
Junta Accion comunal Vereda Chilona	$ 33,000,000
Flat Holding	$ 29,628,865
Gustavo Ángel Rendón Bedoya	$ 28,000,000
Flat Holding Inc S.A.	$ 17,908,000
Retenciones en la fuente	$ 15,610,677
US Exploration Equipment	$ 14,783,662
Advance Collective Strategies	$ 12,430,000
CIIGSA	$ 11,541,000
Luis Fernando Bohorquez	$ 9,574,468
Traslada Ltda.	$ 8,576,920
Hotel San Fernando Plaza	$ 6,401,900
Ada tours	$ 5,489,684
Jhon Jairo Uribe	$ 4,840,000
Industrias Metalúrgicas Sorena S.A.	$ 4,524,000
Jose Tamayo Gutierrez	$ 3,300,000
Marllantas	$ 3,109,000
Taller Cartama y Cia S.C.S.	$ 3,000,000
Gold Venture 2008, LLC	$ 2,452,044
Prestige Techonogy Corp	$ 1,946,000
Flota Nordeste S.C.A.	$ 1,876,000
Bancolombia	$ 1,802,538
ADA	$ 1,612,476

Jaime Alberto Franco	$ 1,489,385
Gustavo lozano	$ 1,406,616
María Elena Gómez Pineda	$ 1,260,000
Rubén Alexander Bedoya/Zona Elite	$ 1,170,000
Luis Eduardo Arrieta	$ 1,128,000
Luis Fernando Álvarez Barahona	$ 1,049,400
Ferreteria Industrial	$ 1,016,616
Carlos Florez	$ 902,400
Telmex Hogar	$ 845,459
Ferremotos	$ 842,200
Centro Agropecuario	$ 686,247
Rodolfo Silva	$ 605,000
Fervel Motos	$ 489,400
Papelería el Punto LTDA	$ 467,857
Other creditors	$ 16,205,157

b)	Labor obligations
Personnel Bagre

Severance Pay	23,555
12% Annual interest on Severance Pay	236.000
Vacations	11.608.804
Service Bonus	7.851.613
Salaries to be paid	15.703.233

Personnel Administrativo
Service Bonus	1.376.100
Severance Pay	8.249.997
Vacations	4.128.300
12% Annual interest on Severance Pay	83.000
Salaries to be paid	5.500.000

Personnel San Pablo

Service Bonus	21.170.738
Severance Pay	63.512.214
Vacaciones	30.869.057
12% Annual interest on Severance Pay	635.000
Salaries to be paid	44.151.548

From the effective date of the transfer of assets belonging to the mining operations in San Pablo and Coco Hondo, THE PURCHASER will assume all the labor obligations of the personnel that will have changed employer according to the present agreement. For this, the legal representatives will agree in a separate document on the start date for the new employer and on a complete and detailed list of the people included.

II CONDITION PRECEDENT – In accordance with the restrictions established in article 14 of the bylaws of Proyecto Coco Hondo, within ten (10) working days following the issuance of the corresponding purchase order by THE SELLER, the legal representative of THE SELLER shall proceed to call an extraordinary shareholders meeting in which will be considered the sale of assets and liabilities described herein. If approved at the same shareholders meeting, the sale shall proceed as established in the present offer. If the shareholders do not approve the transactions, this agreement will terminate and be of no further force and effect and neither party shall be liable to the other as a result of the termination.

III  PRICE AND FORM OF PAYMENT – THE SELLER offers as the purchase – sale price the sum of COP$12,236,582,773 legal tender.  This value corresponds to the summation of the total items that will be transferred, as described herein, and that THE PURCHASER, once the purchase order is issued and the conditions in the previous item are satisfied, will pay to THE SELLER in the following manner:

•
Within three business days following the shareholder meeting described at numeral II, the first bill of sale will be issued forall the assets and liabilitiesfor which THE SELLER provides financial statements according to US GAAP and SEC disclosure standards that may be applicable to THE PURCHASER’s parent company reporting requirements.  This first bill of sale and any subsequent bills of sale shall be annexed to this offer as evidence of the assets and liabilities actually sold.

•
Within the next 90 business days following the receipt of the first bill of sale by Minatura Colombia, a payment in cash in Colombian pesos shall be made in the amount established on said bill of sale.

•
 Within three businessdays following the completion of the audit of assets and liabilities that are not transferred within the first bill of sale (in any case, before June 30th , 2010) a subsequent bill of sale shall be issued including all the assets and liabilities provided herein that were not included on previous bills of sale. Such subsequent bill of sale shall be annexed, similar to the first, in  as evidence of all the assets and liabilities actually sold the day the subsequent bill of sale is issued.

•
Within the next 90 business days following the reception of the second bill of sale by Minatura Colombia, a payment in cash in Colombian pesos shall be made in the amount established on said second bill of sale.

•
The parties expressly agree that the value established herein may change due to  appreciation or depreciation of assets transferred from the valuation date to the closing date, for which the first and second bill of sale value shall consider any such changes in value for the items described within the present agreement, solely and exclusively for this purpose. The Bills of Sale shall provide all the applicable explanations in order to justify said modification and expressly mention the tax and accounting regulations subject to this variation.

IV  GOOD TITLE & LEGAL TRANSFER PROCESS – THE SELLER guarantees to THE PURCHASER that the assets described herein are owned by THE SELLER and are free and clear of any liens, charges and enbcumbrances.  Considering that the object of this offer is the sale of THE SELLER’s assets and that these are comprised of personal property as well as real estate, the due process required for each of them will be made according to legal requirements and with respect to process and procedures that will need to be followed with the competent authorities and entities, thus:

a)
Personal Property:  Per Colombian legislation, the sale of personal property is perfected only with the agreement on the price and the property, since it is a consensual contract.  The sale requires the formal documentation for good title transfer only in the case of dealing with personal property that are subject to registration; in other words, cars, motorcycles, etc.

b)
Real Estate:  Pursuant to the Colombian Civil Code, the sale of real property or real estate is formally documented, since it demands the publication of a public deed of the instrument of sale (the purchase – sale contract).  Once this formal step is completed, the deed will go to the respective Public Instrument Registration Office and the Real Estate Tax Office, in order to be properly registered in these offices and, thus, perfect the title (to THE PURCHASER).  Accordingly, the parties agree to execute the purchase – sale document related to each property in order to carry out the property ownership transfer process from THE SELLER to THE PURCHASER.

c)
Mining License or Title:  According to the Colombian Mining Code – CMC –  (Law 685 of 2001), for the transfer of mining titles, the licensee shall give notice before the act of transfer to the competent authority; then the licensee will register the document that memorializes the transfer before this same authority.  This is established in order to issue the resolution that authorizes and orders the registration with INGEOMINAS of the Colombian mining authority to register the change of the holder in the concession contract.  Accordingly in conformity with the processes and procedures established by these regulations, which are required to ratify such acts, the parties agree to execute and register the documents necessary to complete the transfer of the mining registry to THE PURCHASER the mining titles described in this offer. It is to be clarified that, the effective date of transfer will be upon the issuance of the corresponding bill of sale, in compliance at all times with the publicity requirements of the national mining registry.

V  OBLIGATIONS:  a) THE SELLER.  THE SELLER will deliver the goods described in this offer with all National and Territorial taxes, tariffs and contributions paid in full (a Paz y Salvo) as of the date of the contract.  It is understood that THE PURCHASER will be responsible for any sum that comes due after this date with relation to the aforementioned goods.  b) THE PURCHASER.  THE PURCHASER will pay to THE SELLER the total of the sum agreed upon as the total price of the contract, according to the conditions and terms described in item II this offer.

VI  DELIVERY – THE SELLER On the same dates of issuance of the Bills of Sale will make a real and material delivery of the goods to THE PURCHASER, who declares that it received them to its satisfaction, in the terms and conditions in which they were purchased.  This is without prejudice to the simultaneous manner in which the special procedures and processes required are carried out to perfect the transfer of the property and rights corresponding to the goods specified in item III of this offer.  Further, if the transfer of some asset is subject to documentation which requires THE SELLER to provide financial statements according to US GAAP and/or SEC disclosure standards that may be applicable to THE PURCHASER’s parent company reporting requirements,  the parties will out all procedures and processes  required to comply with the requirements and thus allow the actual transfer of the assets subject to audit. In any case, the payments THE PURCHASER shall make to the SELLER as established on the present offer shall be made upon the actual transfer of assets.

VII  EXECUTION OF THE OFFER – The present offer will be considered as executed through the issuance by THE PURCHASER of a purchase order subscribed by the corresponding legal representative.  The term for the issuance of said order will be five (5) working days.

SEVENTH:  EXPENSES – The expenses and taxes that are generated through the execution of this offer will be covered equally by the parties.

/S/ Claudia Marcela Herrera
CLAUDIA MARCELA HERRERA G
PROYECTO COCO HONDO S.A.S
THE SELLER

PURCHASE ORDER Dated November 24, 2009

Fecha: 24 de noviembre de 2009

Doctora
CLAUDIA MARCELA HERRERA
Gerente
PROYECTO COCO HONDO SAS
Bogotá- Colombia

JUAN DAVID PEREZ SCHIL of age of majority, residing in the city and identified (a) with citizen identification number issued in Medellin 70.041264, who for purposes of this negotiation is acting as chairman Minatura COLOMBIA SAS, a company legally incorporated by document private, registered at the Chamber of Commerce of Medellin on September 18, 2009, in Book 9, under the number 13,134, and Nit No. 900313023-8, who henceforth be known as the BUYER, evidenced by this letter I accept in full the commercial offer for negotiation of assets and liabilities, sent on 24 November, 2009 by PROYECTO COCO HONDO SAS, a company legally incorporated by Act No. 03 of the board of trustees, registered with the Chamber of Commerce of Medellin August 14, 2009, in Book 90, under the number 11,182, and Nit No. 900253271-1, legally represented by CLAUDIA MARCELA HERRERA G, and the effect of granting the following order.

The offer submitted by PROYECTO COCO HONDO SAS is accepted without any reservations, on the same terms and conditions as filed, which is issued for this purchase order.

/S/ Juan David Perez
JUAN DAVID PEREZ SCHILE
Presidente
Minatura Colombia SAS